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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Cooperative Bankshares, Inc. on Form S-8 (File No. 333-22335) of our report dated January 22, 1999, on our audits of the consolidated financial statements of Cooperative Bankshares, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
March 18, 1999